Exhibit 4.2(c)

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT dated as of December 06, 2006 to the Credit Agreement dated as of December 17, 2003 (as heretofore amended, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the "Borrower"); its SUBSIDIARIES from time to time party thereto; the LENDERS from time to time party thereto; CITICORP USA, INC., as Administrative Agent (in such capacity, the "Administrative Agent") and the other AGENTS party thereto.

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

Section 2. Amendment to Credit Agreement. Section 6.03(d) of the Credit Agreement is hereby amended to read as follows:

(d) Enter into a Securitization Transaction other than the Securitization Facility; provided that Equistar and its Subsidiaries may sell to (i) a Subsidiary which is a special purpose entity formed solely to facilitate a sale to a third party or (ii) any other Person which is not Equistar or a Subsidiary of Equistar (any such permitted purchaser, a "Permitted Purchaser") accounts receivables which are elected to be excluded from the Securitization Facility as contemplated by the RSA Agreement, as amended, and subject to the limitations imposed thereby, whether or not such sales constitute a Securitization Transaction ("Excluded Obligor Sales"); provided further that each Excluded Obligor Sale shall be made without recourse except to the extent that Equistar or its Subsidiaries are liable for the representations, warranties and covenants made in connection with such Excluded Obligor Sale.

Section 3. Consent to Amendment of Security Agreement. The Lenders hereby consent to an amendment to the Security Agreement whereby:

      The definition of "Transferred Receivables" in Section 1(c) of the Security Agreement is amended to read as follows:

      "Transferred Receivables" means any Receivables that have been sold, contributed or otherwise transferred to (i) Equistar Receivables in connection with the Securitization Facility or (ii) a Permitted Purchaser in connection with an Excluded Obligor Sale.

      Section 6(a) of the Security Agreement is amended by inserting the phrase "sold, contributed or otherwise transferred to Equistar Receivables" immediately following the words "Transferred Receivables."

Section 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Administrative Agent shall have received counterparts hereof signed by Lenders comprising the Required Lenders and the Borrowers' Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EQUISTAR CHEMICALS, LP
By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

CITICORP USA, INC., as Administrative Agent
By:	/s/ David Jaffe
Name: David Jaffe
Title: Director Vice President

Allied Irish Bank, p.l.c.
By:	/s/ Martin Chin
Name: Martin Chin
Title: Senior Vice President

Allied Irish Bank, p.l.c.
By:	/s/ Eanna Mulkere
Name: Eanna Mulkere
Title: Assistant Vice President

REGIONS BANK (AMSOUTH BANK IS NOW REGIONS BANK)
By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Attorney in Fact

BANK OF AMERICA
By:	/s/ Stephen J. King
Name: Stephen J. King
Title: Vice President

Calyon New York Branch
By:	/s/ Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Director

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Lender
By:	/s/ Andrew Kjoller
Name: Andrew Kjoller
Title: Vice President

By:	/s/ Janet Lee
Name: Janet Lee
Title: Assistant Treasurer

WACHOVIA BANK
By:	/s/ M. Galovic
Name: M. Galovic
Title: Vice President

CREDIT SUISSE, Cayman Islands Branch
By:	/s/ Thomas Cantello
Name: Thomas Cantello
Title: Vice President

By:	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Associate

General Electric Capital Corporation
By:	/s/ Allison P. Trapp
Name: Allison P. Tapp
Title: Duly Authorized Signatory

GMAC COMMERCIAL FINANCE LLC
By:	/s/ Robert F. McIntrye
Name: Robert F. McIntrye
Title: Director

JPMORGAN CHASE BANK, N.A.
By:	/s/ Stacey Haimes
Name: Stacey Haimes
Title: Vice President

LASALLE BUSINESS CREDIT, LLC
By:	/s/ Jason T. Sylvester
Name: Jason T. Sylvester
Title: Vice President

MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc.
By:	/s/ James Betz
Name: James Betz
Title: VP

RZB Finance LLC
By:	/s/ Pamela E. Flynn
Name: Pamela E. Flynn
Title: Vice President

By:	/s/ Griselda Alvizo
Name: Griselda Alvizo
Title: Vice President

UBS LOAN FINANCE LLC
By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

UPS CAPITAL CORPORATION
By:	/s/ John P. Holloway
Name: John P. Holloway
Title: Director of Portfolio Management

Wells Fargo Foothill, LLC
By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Vice President